United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 22, 2022

Date of Report (Date of earliest event reported) (February 15, 2022)

Viscogliosi Brothers Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41206	85-404420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Park Avenue, 14th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-9700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VBOC	The Nasdaq Global Market
Warrants	VBOCW	The Nasdaq Global Market
Units	VBOCU	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 15, 2022, the Board of Directors (the “Board”) of Viscogliosi Brothers Acquisition Corp. (the “Company”), upon recommendation of the Nominating Committee of the Board, appointed Fares Zahir to serve as a director of the Company. Mr. Zahir is the Chief Executive Officer of Xeraya Capital Sdn Bhd (“Xeraya”), a venture capital firm that focuses on life science and technology sectors. Xeraya is a member of the Company’s sponsor, VBOC Holdings, LLC. There are no arrangements or understandings between Mr. Zahir and any other person pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Zahir and any director or executive officer of the Company. Except with respect to his position at Xeraya, Mr. Zahir does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2022

VISCOGLIOSI BROTHERS ACQUISITION CORP.

By:	/s/ John J. Viscogliosi
Name:	John J. Viscogliosi
Title:	Chief Executive Officer